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                                                                  Exhibit 21

               SUBSIDIARIES OF BENEDEK COMMUNICATIONS CORPORATION
                      AND BENEDEK BROADCASTING CORPORATION

                              At December 31, 1998


       Subsidiary                               Jurisdiction               Ownership
       ----------                               ------------               ---------

       Benedek Broadcasting Corporation         Delaware                   100% owned by Benedek
                                                                           Communications Corporation

       Benedek License Corporation              Delaware                   100% owned by Benedek
                                                                           Broadcasting Corporation

       Benedek Cable, Inc.                      Delaware                   100% owned by Benedek
                                                                           Broadcasting Corporation

       The WMTV Trust                           Wisconsin                  100% beneficially owned by
                                                                           Benedek Broadcasting Corporation

       WMTV License Co., LLC                    Delaware                   100% owned by Phillip A. Jones
                                                                           solely in his capacity as trustee
                                                                           under The WMTV Trust


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